Exhibit 99

OFG Bancorp Reports 3Q18 Results

SAN JUAN, Puerto Rico, October 19, 2018 – OFG Bancorp (NYSE: OFG) reported results for the third quarter ended September 30, 2018.

Net income available to shareholders was $19.6 million or $0.42 per fully diluted share, compared to 2Q18’s $16.2 million or $0.35 per fully diluted share and breakeven results in the year ago third quarter due to a special hurricanes related loan loss provision.

“EPS growth reflects another quarter of strong, consistent core growth based on the success of our strategy of differentiation – providing superior customer service, convenience and technology – coupled with Puerto Rico’s continued rebound following hurricanes that struck in September 2017,” said José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board.

Highlights

•        All key performance metrics improved, including net interest margin at 5.38%, return on average assets at 1.42%, return on average tangible common stockholders’ equity at 10.94%, and efficiency ratio at 50.58%.

•        Increased profitability was driven by new loan production of $354 million, higher average loan yields of 7.55%, annualized increase in average loan balances of 9.7%; and lower non-interest expenses.

•        Core deposit balances of $4.56 billion rose 3.2% from 2Q18 as customer count grew 1.2% sequentially and 4.0% year over year.

•        Tangible book value per common share of $16.23 at September 30, 2018 increased 6.8% annualized from June 30, 2018.

•        Regulatory capital is expected to benefit by $84.0 million as a result of the announcement in 3Q18 of the mandatory conversion effective Monday, October 22nd, of the Series C 8.750% Non-Cumulative Convertible Perpetual Preferred Stock.

Conference Call

A conference call to discuss OFG’s 3Q18 results, outlook and related matters will be held today at 10:00 AM Eastern Time. The call can be accessed live by dialing (888) 459-5609 or (973) 321-1024. Use conference ID 758-9354. The call can also be accessed live on OFG’s website at www.ofgbancorp.com. Access the webcast link in advance to download any necessary software. A replay of the webcast will be available shortly thereafter.

CEO Comments

Mr. Fernández stated: “On behalf of OFG’s entire team, we are extremely proud to report another quarter of superior core growth across all facets of our business.

“3Q18 EPS is up more than 20% sequentially and significantly better year over year. All financial metrics continued to build strong momentum going forward.

“Key to our success has been the effectiveness of strategies we have been working on for years. This has enabled us to get closer to our commercial and retail customers through value-added service, increased convenience and highly efficient technology.

“With customer count up 4% year over year in the third quarter, we are achieving growth in part through increased customer adoption of automated and interactive teller machines, and online and mobile channels.

“Until now, economic activity has been driven primarily by businesses and consumers rebuilding. We believe businesses are starting to gain new confidence to invest and expand going forward. We are excited about our prospects for continued growth.”

Income Statement

Unless otherwise noted, the following compares data for the third quarter 2018 to the second quarter 2018.

•      Interest Income: Increased 7.0% to $94.1 million, reflecting the following:

•      From Originated Loans: Increased $5.7 million to $66.8 million, primarily due to higher average balances and higher yields.

•      From Acquired Loans: Declined $0.1 million to $17.2 million, resulting from continued pay downs, mostly offset by cost recoveries.

•      From Investment Securities: Increased $0.5 million to $10.1 million, primarily due to higher average cash balances and higher yields.

•      Interest Expense: Increased 13.8% or $1.4 million to $11.9 million, due to higher average balances of deposits and borrowings, and higher rates.

•      Total Provision for Loan and Lease Losses: Decreased 1.0% or $0.1 million to $14.6 million. Provision for originated loans increased $0.6 million due to growth of the portfolio while provision for acquired loans declined.

•      Net Interest Margin: Increased 14 basis points to 5.38%. Excluding cost recoveries, NIM increased 6 basis points mainly due to higher yield on originated commercial loans, cash balances and investment securities, reflecting the general effect of Federal Reserve Board rate hikes and higher proportion of high yield commercial and auto portfolios.

•      Total Banking and Wealth Management Revenues: Remained at a high level of $18.4 million as increases in Mortgage Banking and Wealth Management more than offset a slight decline in Banking Services.

•      Total Non-Interest Expenses: Declined $1.4 million to $50.9 million primarily reflecting the absence of lease cancellation expenses in 2Q18 as part of an effort to bring more of our offices into Oriental Center and reduce occupancy costs next year.

•      Effective Tax Rate: With its 3Q18 results, OFG now expects its estimated annual effective tax rate to be about 33.7% due to the higher proportion of profit generated by taxable loans.

Balance Sheet

Unless otherwise noted, the following compares data at September 30, 2018 to June 30, 2018.

•      Total Loans Net: Increased 0.9% or $37.1 million to $4.35 billion as originated loans increased $97.4 million and acquired loans declined $59.1 million.

•      New Loan Production: While lower than the recent high of $432.1 million in 2Q18, production remained strong at $354.0 million due to:

•      Record auto lending of $140.4 million, up 7.1% from 2Q18, reflecting continued pent up demand and the market’s adjustment to one less competitor in auto lending.

•      High levels of commercial lending at $105.3 million, consumer lending at $43.0 million, and residential mortgage lending at $27.9 million as businesses and retail customers began to embrace market opportunities in the aftermath of the reconstruction and recovery from last year’s hurricane.

•      The recently established OFG USA program added $37.4 million, reflecting seasonally lower deal flow compared to 2Q18.

•      Cash and Cash Equivalents: Increased 44.5% or $168.4 million to $546.8 million, reflecting the increase in deposits.

•      Total Investments: Declined 3.5% or $47.0 million to $1.31 billion. OFG retained a lower amount of originated mortgages as Mortgage Backed Securities.

•      Customer Deposits (excluding brokered): Increased $139.3 million to $4.56 billion, up 3.2% and 6.2% from June 30, 2018 and September 30, 2017, respectively. Average non-interest bearing accounts remained approximately level at $1.08 billion compared to June 30, 2018.

•      Total Borrowings: Declined $64.2 million to $488.0 million as OFG paid down FHLB advances.

•      Total Stockholders’ Equity: Increased $12.1 million to a recent high of $969.9 million, with increases in retained earnings and legal surplus more than offsetting the increase of accumulated other comprehensive loss due to the effect of higher prevailing market interest rates.

Credit Quality

Unless otherwise noted, the following compares data on the originated loan portfolio at September 30, 2018 to June 30, 2018.

•      Delinquency Rates: The early delinquency rate increased 25 basis points to 3.32% and the total delinquency rate increased 24 basis points to 6.19% in line with pre-hurricanes levels.

•      Non-Performing Loan Rate: Declined 18 basis points to 3.45%, primarily reflecting a decline in the commercial rate.

•      Allowance for Loan and Lease Losses: Increased 1.1% or $1.0 million to $95.2 million, primarily reflecting the growth of originated loans.

•      Net Charge-Off Rate: Decreased 42 basis points to 1.39% primarily due to a 199 basis points decline in auto lending compared to 2Q18 when most of the remaining hurricane related charge-offs were taken.

Capital Position

Capital for the quarter ended September 30, 2018 continued to be significantly above regulatory requirements for a well-capitalized institution, with Tangible Common Equity Ratio at 10.88%, Tangible Book Value per common share at $16.23, Common Equity Tier 1 Capital Ratio at 14.38%, and Total Risk-Based Capital Ratio at 19.84%.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the quarter ended September 30, 2018, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1 and 9-2 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the credit default by the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the impact of property, credit and other losses in Puerto Rico as a result of hurricanes Irma and Maria; (vii) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (viii) the pace and magnitude of Puerto Rico’s economic recovery; (ix) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (x) the fiscal and monetary policies of the federal government and its agencies; (xi) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xii) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xiii) the performance of the stock and bond markets; (xiv) competition in the financial services industry; and (xv) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2017, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 54th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services and technology, primarily in Puerto Rico. Investor information can be found at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our September 30, 2018 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	14

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2018	2018	2018	2017		2017		2018		2017
(Dollars in thousands, except per share data) (unaudited)		Q3	Q2	Q1	Q4		Q3		YTD		YTD
Earnings
Net interest income		$82,277	$77,588	$73,994	$73,513		$80,478		$233,859		$230,659
Non-interest income, net (core)	(2)	18,446	18,394	18,239	16,734		17,213		55,079		52,574
Non-interest expense		50,941	52,300	52,121	46,662		50,469		155,362		154,969
Pre-provision net revenues	(21)	49,956	43,991	40,387	43,666		47,921		134,334		137,562
Provision for loan and lease losses		14,601	14,747	15,460	24,907	(a)	44,042	(a)	44,808	(b)	88,232	(a)(b)
Net income before income taxes		35,355	29,244	24,927	18,759		3,879		89,526		49,330
Income tax expense		12,255	9,595	8,010	1,686		560		29,860		13,757
Net income		$23,100	$19,649	$16,917	$17,073	(a)	$3,319	(a)	$59,666		$35,573
Common Share Statistics
Earnings per common share - basic	(3)	$0.45	$0.36	$0.31	$0.31	(a)	$-	(a)	$1.12		$0.57
Earnings per common share - diluted	(4)	$0.42	$0.35	$0.30	$0.30	(a)	$-	(a)	$1.07		$0.56
Average common shares outstanding		43,996	43,975	43,955	43,947		43,947		43,975		43,937
Average common shares outstanding and equivalents		51,464	51,226	51,121	51,104		51,102		51,344		51,095
Cash dividends per common share		$0.06	$0.06	$0.06	$0.06		$0.06		$0.18		$0.18
Book value per common share (period end)		$18.27	$18.01	$17.76	$17.73		$17.56		$18.27		$17.56
Tangible book value per common share (period end)	(5)	$16.23	$15.96	$15.71	$15.67		$15.49		$16.23		$15.49
Balance Sheet (Average Balances)
Loans	(6)	$4,414,583	$4,310,206	$4,183,775	$4,081,427		$4,062,042		$4,306,019		$4,170,048
Interest-earning assets		6,066,821	5,933,775	5,751,783	5,735,593		5,658,953		5,918,041		5,875,859
Total assets		6,514,532	6,374,240	6,189,752	6,191,737		6,046,139		6,360,715		6,231,725
Total deposits		4,934,175	4,848,456	4,775,396	4,772,685		4,609,633		4,855,360		4,657,171
Interest-bearing deposits		3,854,342	3,766,311	3,756,607	3,835,357		3,774,378		3,792,778		3,822,846
Borrowings		503,268	462,614	351,793	374,059		462,035		439,810		596,413
Stockholders' equity		973,838	959,777	952,151	943,823		947,404		962,187		937,456
Common stockholders' equity		807,968	793,907	786,281	777,953		781,534		796,317		771,586
Performance Metrics
Net interest margin	(7)	5.38%	5.24%	5.22%	5.08%		5.64%		5.28%		5.25%
Return on average assets	(8)	1.42%	1.23%	1.09%	1.10%	(a)	0.22%	(a)	1.25%		0.76%
Return on average tangible common stockholders' equity	(9)	10.94%	9.20%	7.73%	7.92%		-0.08%		9.30%		4.94%
Efficiency ratio	(10)	50.58%	54.49%	56.51%	51.70%		51.66%		53.77%		54.71%
Full-time equivalent employees, period end		1,365	1,354	1,367	1,421		1,464		1,365		1,464
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$95,236	$94,218	$96,832	$92,718	(a)	$87,541	(a)	$95,236		$87,541	(a)(b)
Allowance as a % of loans held for investment		2.62%	2.66%	2.92%	2.89%	(a)	2.83%	(a)	2.62%		2.83%
Net charge-offs		$12,402	$15,449	$10,844	$10,466		$11,815		$38,695		$36,002	(b)
Net charge-off rate	(11)	1.39%	1.81%	1.34%	1.35%		1.54%		1.20%		1.15%	(b)
Early delinquency rate (30 - 89 days past due)		3.32%	3.07%	3.20%	1.82%	(c)	3.79%		3.32%		3.79%
Total delinquency rate (30 days and over)		6.19%	5.95%	6.25%	4.61%	(c)	6.84%		6.19%		6.84%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		13.93%	13.92%	14.07%	13.92%		14.07%		13.93%		14.07%
Common equity Tier 1 capital ratio		14.38%	14.14%	14.52%	14.59%		14.89%		14.38%		14.89%
Tier 1 risk-based capital ratio		18.55%	18.38%	19.00%	19.05%		19.53%		18.55%		19.53%
Total risk-based capital ratio		19.84%	19.67%	20.29%	20.34%		20.82%		19.84%		20.82%
Tangible common equity ("TCE") ratio		10.88%	10.95%	11.22%	11.29%		10.98%		10.88%		10.98%

(a) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

(b) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(c) After Hurricane Irma and Maria on September 7, 2017 and September 20, 2017, respectively, the Company offered an automatic three-month moratorium for the payment of principal and interest for certain loans. During Q4 2017, the Company received payments on loans in moratorium, causing a decrease in delinquency.

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended							Nine-Months Ended
		September 30,	June 30,	March 31,	December 31,		September 30,		September 30,	September 30,
(Dollars in thousands, except per share data) (unaudited)		2018	2018	2018	2017		2017		2018	2017
Interest income:
Loans	(1)
Non-acquired loans		$66,843	$61,183	$56,781	$56,183		$58,939	(e)	$184,807	$164,343
Acquired BBVAPR loans		13,688	13,880	14,490	15,310		19,189	(d)	42,058	56,026
Acquired Eurobank loans		3,485	3,366	3,341	3,573		4,339		10,192	16,986
Total interest income from loans		84,016	78,429	74,612	75,066		82,467		237,057	237,355
Investment securities		10,121	9,577	8,558	8,108		7,888		28,256	25,118
Total interest income		94,137	88,006	83,170	83,174		90,355		265,313	262,473
Interest expense:
Deposits
Core deposits		5,877	5,517	5,412	5,613		5,438		16,806	16,474
Brokered deposits		2,728	2,134	1,886	2,079		2,163		6,748	6,132
Total deposits		8,605	7,651	7,298	7,692		7,601		23,554	22,606
Borrowings		3,255	2,767	1,878	1,969		2,276		7,900	9,208
Total interest expense		11,860	10,418	9,176	9,661		9,877		31,454	31,814
Net interest income		82,277	77,588	73,994	73,513		80,478		233,859	230,659
Provision for loan and lease losses, excluding acquired loans	(1)	13,420	12,835	14,958	15,643	(c)	29,690	(c)	41,213	64,926	(c)
Provision for acquired BBVAPR loan and lease losses	(1)	875	1,247	363	7,112	(c)	11,811	(c)	2,485	18,772	(c)
Provision (recapture) for acquired Eurobank loan and lease losses	(1)	306	665	139	2,152	(c)	2,541	(c)	1,110	4,534	(c)
Total provision for loan and lease losses, net		14,601	14,747	15,460	24,907	(c)	44,042	(c)	44,808	88,232	(c)
Net interest income after provision for loan and lease losses		67,676	62,841	58,534	48,606		36,436		189,051	142,427
Non-interest income:
Banking service revenues		10,797	11,144	10,463	8,461	(a)	9,923	(e)	32,404	31,007
Wealth management revenues		6,407	6,262	6,019	7,043		6,016		18,688	18,747
Mortgage banking activities		1,242	988	1,757	1,230		1,274		3,987	2,820
Total banking and financial service revenues		18,446	18,394	18,239	16,734		17,213		55,079	52,574
FDIC shared-loss benefit (expense), net		-	-	-	-		-		-	1,403	(g)
Other gains, net		174	309	275	81		699	(j)	758	7,895	(f)
Total non-interest income, net		18,620	18,703	18,514	16,815		17,912		55,837	61,872
Non-interest expense:
Compensation and employee benefits		18,495	18,099	20,608	20,205		19,882		57,202	59,546
Rent and occupancy costs		8,388	9,166	7,768	8,546		8,276		25,322	24,011
Net loss on sale of foreclosed real estate and other repossessed assets		1,210	392	1,226	126		1,395		2,828	4,508
General and administrative expenses		20,112	22,746	20,100	16,350	(a)(b)	19,202		62,958	60,347
Total operating expenses		48,205	50,403	49,702	45,227		48,755		148,310	148,412
Credit related expenses		2,736	1,897	2,419	1,435		1,714		7,052	6,557
Total non-interest expense		50,941	52,300	52,121	46,662		50,469		155,362	154,969
Income before income taxes		35,355	29,244	24,927	18,759		3,879		89,526	49,330
Income tax expense		12,255	9,595	8,010	1,686		560		29,860	13,757
Net income		23,100	19,649	16,917	17,073		3,319	(c)	59,666	35,573	(c)
Less: dividends on preferred stock
Convertible preferred stock		(1,838)	(1,837)	(1,838)	(1,838)		(1,838)		(5,513)	(5,513)
Other preferred stock		(1,628)	(1,628)	(1,627)	(1,627)		(1,627)		(4,883)	(4,883)
Net income (loss) available to common shareholders		$19,634	$16,184	$13,452	$13,608		$(146)	(c)	$49,270	$25,177	(c)

(a) During the 4Q 2017, electronic banking fee income and  electronic banking expenses decreased $0.9 million and $1.0 million, respectively, from the prior quarter as a result of lower point of sale (POS) activity from our customers. The decrease is directly related to business interruption in several of our commercial clients from the lack of electricity.

(b) During the 4Q 2017, the Company reversed $1.4 million expenses as a result of the settlement of regulatory and legal contingencies at a lower amount estimated.

(c) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

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(d) During Q3 2017, the Company recognized $3.1 million in cost recoveries from the Puerto Rico Housing Finance Authority ("PRHFA") loan with an outstanding principal balance of $10.9 million.

(e) During Q3 2017, the Company received $22.4 million from the pay-off before maturity of a loan previously classified as non-accrual. As a result, the Company recorded $4.1 million in interest income and $439 thousand in prepayment penalty income, included in banking service revenues.

(f) During Q2 2017, the Company sold $166.0 million of mortgage-backed securities and recorded a net gain on sale of securities of $6.8 million. Also, it sold $39.2 million Treasury Notes and recorded a net gain of $112 thousand. In addition, the Company unwound repurchase agreements in the amount of $100 million at a cost of $80 thousand.

(g) During Q1 2017, the Bank and the FDIC agreed to terminate the single family and commercial shared-loss agreements related to the FDIC assisted acquisition of Eurobank on April 30, 2010, resulting in a benefit of $1.4 million.

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	September 30,	June 30,		March 31,		December 31,		September 30,
(Dollars in thousands) (unaudited)	2018	2018		2018		2017		2017
Cash and cash equivalents	$546,780	$378,365		$365,388		$488,233		$723,756
Investments:
Trading securities	405	418		293		191		284
Investment securities available-for-sale, at fair value, with amortized cost of $872,895
(June 30, 2018 - $890,308; March 31, 2018 - $815,970; December 31, 2017 - $648,799;
September 30, 2017 - $611,936)
Mortgage-backed securities	834,538	855,686		784,972		629,124		596,222
Other investment securities	14,014	16,655		16,669		16,673		17,201
Total investment securities available-for-sale	848,552	872,341		801,641		645,797		613,423
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $425,066
(June 30, 2018 - $447,947; March 31, 2018 - $467,980; December 31, 2017 - $497,681
September 30, 2017 - $525,830)	444,679	465,427		485,143		506,064		530,178
Federal Home Loan Bank (FHLB) stock, at cost	12,461	14,919		11,499		13,995		14,016
Other investments	3	3		3		3		3
Total investments	1,306,100	1,353,108		1,298,579		1,166,050		1,157,904
Loans, net	4,352,980	4,315,866		4,133,429		4,056,329		3,964,572
Other assets:
Derivative assets	1,265	1,100		898		771		809
Prepaid expenses	13,461	11,127		7,625		9,734		13,070
Deferred tax asset, net	122,934	125,141		128,270		127,421		126,041
Foreclosed real estate and repossessed properties	42,014	46,035		45,396		47,721		51,104
Premises and equipment, net	67,762	66,174		67,163		67,860		67,994
Goodwill	86,069	86,069		86,069		86,069		86,069
Accounts receivable and other assets	117,309	118,577		114,304		138,865	(d)	96,898
Total assets	$6,656,674	$6,501,562		$6,247,121		$6,189,053		$6,288,217

Deposits:
Demand deposits	$2,304,067	$2,176,935		$2,117,857		$2,039,126		$1,925,721
Savings accounts	1,216,190	1,219,159		1,228,646		1,204,514		1,311,515
Time deposits	1,037,858	1,022,682		1,012,329		1,037,310		1,053,568
Brokered deposits	530,878	461,425		474,596		518,532		535,600
Total deposits	5,088,993	4,880,201		4,833,428		4,799,482		4,826,404
Borrowings:
Securities sold under agreements to repurchase	378,237	387,770	(b)	273,926	(b)	192,869	(c)	283,080
Advances from FHLB and other borrowings	73,723	128,413	(a)	44,328		99,796		100,091
Subordinated capital notes	36,083	36,083		36,083		36,083		36,083
Total borrowings	488,043	552,266		354,337		328,748		419,254
Other liabilities:
Derivative liabilities	622	679		752		1,281		1,677
Acceptances outstanding	28,682	30,578		25,869		27,644		16,486
Accrued expenses and other liabilities	80,448	80,019		85,886		86,791		86,766
Total liabilities	5,686,788	5,543,743		5,300,272		5,243,946		5,350,587
Stockholders' equity:
Preferred stock	176,000	176,000		176,000		176,000		176,000
Common stock	52,626	52,626		52,626		52,626		52,626
Additional paid-in capital	542,078	541,734		541,404		541,600		541,302
Legal surplus	87,563	85,249		83,138		81,454		79,795
Retained earnings	236,120	221,441		210,008		200,878		191,567
Treasury stock, at cost	(103,706)	(103,969)		(104,142)		(104,502)		(104,502)
Accumulated other comprehensive (loss) income, net	(20,795)	(15,262)		(12,185)		(2,949)		842
Total stockholders' equity	969,886	957,819		946,849		945,107		937,630
Total liabilities and stockholders' equity	$6,656,674	$6,501,562		$6,247,121		$6,189,053		$6,288,217

(a) During Q2 2018, the Company received from the Federal Home Loan Bank of New York $70 million of advances.
(b) During Q2 2018 and Q1 2018, the Company bought $197 million and $91 million, respectively, of repurchase agreements to finance the investment securities purchases.
(c) During Q4 2017, the Company made an unwinding of $80 million repurchase agreements at no cost.
(d) At December 31, 2017, the Company had higher balances in accounts receivable and other assets mainly from accrued interest receivable of loans included in hurricane Maria moratorium program.

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		September 30,	June 30,	March 31,	December 31,		September 30,
(Dollars in thousands) (unaudited)		2018	2018	2018	2017		2017
Non-acquired loans held for investment:
Mortgage		$667,224	$678,259	$682,564	$683,607		$694,476
Commercial		1,540,027	1,507,368	1,346,404	1,307,261		1,245,711
Consumer		345,399	339,341	334,865	330,039		316,357
Auto		1,084,912	1,014,664	957,197	883,985		831,437
		3,637,562	3,539,632	3,321,030	3,204,892		3,087,981
Less: Allowance for loan and lease losses		(95,236)	(94,218)	(96,832)	(92,718)	(a)	(87,541)	(a)
		3,542,326	3,445,414	3,224,198	3,112,174		3,000,440
Deferred loan costs, net		7,556	7,028	7,125	6,695		6,592
Total non-acquired loans held for investment, net		3,549,882	3,452,442	3,231,323	3,118,869		3,007,032

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		2,778	2,909	4,222	4,380		4,612
Consumer		24,914	25,736	27,235	28,915		29,464
Auto		7,494	11,283	16,171	21,969		26,562
		35,186	39,928	47,628	55,264		60,638
Less: Allowance for loan and lease losses		(2,350)	(2,726)	(3,184)	(3,862)	(a)	(3,363)	(a)
		32,836	37,202	44,444	51,402		57,275

Accounted for under ASC 310-30
Mortgage		503,861	516,934	526,089	532,053		532,948
Commercial		190,178	223,853	230,988	243,092		244,359
Consumer		95	495	932	1,431		1,598
Auto		20,363	26,937	35,006	43,696		49,258
		714,497	768,219	793,015	820,272		828,163
Less: Allowance for loan and lease losses		(43,875)	(44,176)	(43,166)	(45,755)	(a)	(40,110)	(a)
		670,622	724,043	749,849	774,517		788,053
Total Acquired BBVAPR loans, net		703,458	761,245	794,293	825,919		845,328

Eurobank
Accounted for under ASC 310-30
Mortgage		64,785	65,637	69,328	69,538		68,996
Commercial		49,262	49,706	52,418	53,793		53,028
Consumer		895	935	972	1,112		1,220
		114,942	116,278	122,718	124,443		123,244
Less: Allowance for loan and lease losses		(24,281)	(24,314)	(25,410)	(25,174)	(a)	(23,146)	(a)
Total Acquired Eurobank loans, net		90,661	91,964	97,308	99,269		100,098
Total acquired loans, net		794,119	853,209	891,601	925,188		945,426
Total loans held for investment		4,344,001	4,305,651	4,122,924	4,044,057		3,952,458
Mortgage loans held for sale		8,979	10,215	10,505	12,272		12,114
Total loans, net		$4,352,980	$4,315,866	$4,133,429	$4,056,329		$3,964,572

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$1,235,870	$1,260,830	$1,277,981	$1,285,198		$1,296,420
Commercial		1,782,245	1,783,836	1,634,032	1,608,526		1,547,710
Consumer		371,303	366,507	364,004	361,497		348,639
Auto		1,112,769	1,052,884	1,008,374	949,650		907,257
		4,502,187	4,464,057	4,284,391	4,204,871		4,100,026
Less: Allowance for loan and lease losses		(165,742)	(165,434)	(168,592)	(167,509)	(a)	(154,160)	(a)
		4,336,445	4,298,623	4,115,799	4,037,362		3,945,866
Deferred loan costs, net		7,556	7,028	7,125	6,695		6,592
Total loans held for investment, net		4,344,001	4,305,651	4,122,924	4,044,057		3,952,458
Mortgage loans held for sale		8,979	10,215	10,505	12,272		12,114
Total loans, net		$4,352,980	$4,315,866	$4,133,429	$4,056,329		$3,964,572

		2018	2018	2018	2017		2017
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4		Q3
Quarterly loan production	(13)
Mortgage		$27,869	$31,808	$26,645	$15,892		$32,559
Commercial		105,346	127,200	42,783	102,083		46,180
OFG USA		37,356	99,666	74,361	25,070		-
Consumer		42,995	42,317	37,502	23,059		33,741
Auto and Leasing		140,390	131,103	128,130	87,551		78,313
Total		$353,956	$432,094	$309,421	$253,655		$190,793

(a) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
2018 Q3	2018 Q2	2018 Q1	2017 Q4	2017 Q3
Interest	Interest	Interest	Interest	Interest
Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$325,058	$1,676	2.05%	$293,431	$1,242	1.70%	$328,214	$1,207	1.49%	$493,354	$1,516	1.22%	$426,197	$1,304	1.21%
Investment securities	1,327,180	8,445	2.52%	1,330,138	8,335	2.51%	1,239,794	7,350	2.40%	1,160,812	6,593	2.25%	1,170,714	6,584	2.23%
Loans
Non-acquired loans	3,557,252	66,843	7.45%	3,410,044	61,183	7.20%	3,244,593	56,782	7.10%	3,111,849	56,183	7.16%	3,062,739	58,939	7.63%
Acquired BBVAPR loans	765,705	13,688	7.09%	806,830	13,880	6.90%	841,638	14,490	6.98%	869,269	15,310	6.99%	893,596	19,189	8.52%
Acquired Eurobank loans	91,626	3,485	15.09%	93,332	3,366	14.47%	97,544	3,341	13.89%	100,310	3,573	14.13%	105,707	4,339	16.29%
Total loans	4,414,583	84,016	7.55%	4,310,206	78,429	7.30%	4,183,775	74,613	7.23%	4,081,427	75,066	7.30%	4,062,042	82,467	8.05%
Total interest-earning assets	$6,066,821	$94,137	6.16%	$5,933,775	$88,006	5.95%	$5,751,783	$83,170	5.86%	$5,735,593	$83,175	5.75%	$5,658,953	$90,355	6.33%

Interest bearing liabilities:
Deposits
NOW accounts	$1,096,023	$1,196	0.43%	$1,052,465	$966	0.37%	$1,059,129	$898	0.34%	$1,040,153	$922	0.35%	$1,024,480	$880	0.34%
Savings accounts	1,211,693	1,571	0.51%	1,230,741	1,555	0.51%	1,206,100	1,497	0.50%	1,224,815	1,530	0.50%	1,142,338	1,426	0.50%
Time deposits	1,027,124	2,896	1.12%	1,012,330	2,781	1.10%	1,024,740	2,802	1.11%	1,046,191	2,932	1.11%	1,052,910	2,902	1.09%
Brokered deposits	519,502	2,727	2.08%	470,775	2,134	1.82%	466,638	1,886	1.64%	524,198	2,079	1.57%	554,650	2,163	1.55%
3,854,342	8,390	0.86%	3,766,311	7,436	0.79%	3,756,607	7,083	0.76%	3,835,357	7,463	0.77%	3,774,378	7,371	0.77%
Non-interest bearing deposit accounts	1,079,833	-	-	1,082,145	-	-	1,018,789	-	-	937,328	-	-	835,255	-	-%
Fair value premium amortization and core deposit intangible amortization	-	215	-	-	215	-	-	215	-	-	230	-	-	231	-
Total deposits	4,934,175	8,605	0.69%	4,848,456	7,651	0.63%	4,775,396	7,298	0.62%	4,772,685	7,693	0.64%	4,609,633	7,602	0.65%
Borrowings
Securities sold under agreements to repurchase	390,225	2,242	2.28%	353,313	1,843	2.09%	251,582	1,076	1.73%	236,522	963	1.62%	325,201	1,281	1.56%
Advances from FHLB and other borrowings	76,960	517	2.67%	73,218	448	2.45%	64,128	374	2.37%	101,454	600	2.35	2	100,751	596	2.35%
Subordinated capital notes	36,083	496	5.45%	36,083	476	5.29%	36,083	428	4.81%	36,083	406	4.46%	36,083	398	4.38%
Total borrowings	503,268	3,255	2.57%	462,614	2,767	2.40%	351,793	1,878	2.17%	374,059	1,969	2.09%	462,035	2,275	1.95%
Total interest-bearing liabilities	$5,437,443	$11,860	0.87%	$5,311,070	$10,418	0.79%	$5,127,189	$9,176	0.73%	$5,146,744	$9,662	0.74%	$5,071,668	$9,877	0.77%
Interest rate spread	$82,277	5.29%	$77,588	5.16%	$73,994	5.13%	$73,513	5.01%	$80,478	5.56%
Net interest margin	5.38%	5.24%	5.22%	5.08%	5.64%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans	$1,143	$291	$119	$199	$3,220
Acquired Eurobank loans	829	533	389	526	523
$1,972	$824	$508	$725	$3,743
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,066,821	$92,165	6.03%	$5,933,775	$87,182	5.89%	$5,751,783	$82,662	5.83%	$5,735,593	$82,450	5.70%	$5,658,953	$86,612	6.07%
Interest rate spread	$80,305	5.16%	$76,764	5.10%	$73,486	5.10%	$72,788	4.96%	$76,735	5.30%
Net interest margin	5.25%	5.19%	5.18%	5.03%	5.38%

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2018 YTD			2017 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$312,665	$4,126	1.76%	$417,892	$3,105	0.99%
Investment securities	1,299,357	24,131	2.48%	1,287,919	22,014	2.29%
Loans
Non-acquired loans	3,396,945	184,811	7.27%	3,043,249	164,407	7.22%
Acquired BBVAPR loans	814,141	42,054	6.91%	1,007,942	55,961	7.42%
Acquired Eurobank loans	94,933	10,192	14.35%	118,857	16,986	19.11%
Total loans	4,306,019	237,057	7.36%	4,170,048	237,354	7.61%
Total interest-earning assets	$5,918,041	$265,314	5.99%	$5,875,859	$262,473	5.97%

Interest bearing liabilities:
Deposits
NOW accounts	$1,069,341	$3,064	0.38%	$1,065,419	$2,972	0.37%
Savings accounts	1,216,198	4,623	0.51%	1,152,597	4,392	0.51%
Time deposits	1,021,407	8,475	1.11%	1,036,623	8,420	1.09%
Brokered deposits	485,832	6,748	1.86%	568,207	6,132	1.44%
	3,792,778	22,910	0.81%	3,822,846	21,916	0.77%
Non-interest bearing deposit accounts	1,062,582	-	-	834,325	-	-%
Fair value premium amortization and core deposit intangible amortization	-	644	-	-	690	-
Total deposits	4,855,360	23,554	0.65%	4,657,171	22,606	0.65%
Borrowings
Securities sold under agreements to repurchase	332,215	5,160	2.08%	456,523	6,260	1.83%
Advances from FHLB and other borrowings	71,512	1,339	2.50%	103,807	1,799	2.32%
Subordinated capital notes	36,083	1,402	5.19%	36,083	1,149	4.26%
Total borrowings	439,810	7,901	2.40%	596,413	9,208	2.06%
Total interest-bearing liabilities	$5,295,170	$31,455	0.79%	$5,253,584	$31,814	0.81%
Interest rate spread		$233,859	5.20%		$230,659	5.16%
Net interest margin			5.28%			5.25%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$1,553			3,765
Acquired Eurobank loans		1,752			2,193
		$3,305			$5,958
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,918,041	$262,009	5.92%	$5,875,859	$256,515	5.84%
Interest rate spread		$230,554	5.13%		$224,701	5.03%
Net interest margin			5.21%			5.11%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2018	2018	2018	2017	2017
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Net Charge-offs
Mortgage:
Charge-offs	$1,429	$1,328	$968	$1,248	$834
Recoveries	(139)	(466)	(314)	(126)	(341)
Total mortgage	1,290	862	654	1,122	493
Commercial:
Charge-offs	3,249	1,998	1,149	1,260	727
Recoveries	(119)	(227)	(182)	(401)	(654)
Total commercial	3,130	1,771	967	859	73
Consumer:
Charge-offs	4,591	4,588	4,258	1,849	4,424
Recoveries	(278)	(240)	(240)	(96)	(168)
Total consumer	4,313	4,348	4,018	1,753	4,256
Auto and Leasing:
Charge-offs	9,111	13,748	8,982	9,182	9,387
Recoveries	(5,442)	(5,280)	(3,777)	(2,450)	(2,394)
Total auto and leasing	3,669	8,468	5,205	6,732	6,993
Total	$12,402	$15,449	$10,844	$10,466	$11,815
Net Charge-off Rates
Mortgage	0.77%	0.51%	0.38%	0.65%	0.28%
Commercial	0.83%	0.50%	0.30%	0.27%	0.02%
Consumer	5.35%	5.42%	5.07%	2.30%	5.65%
Auto and Leasing	1.40%	3.39%	2.23%	3.13%	3.37%
Total	1.39%	1.81%	1.34%	1.35%	1.54%
Average Loans Held For Investment
Mortgage	$672,526	$679,133	$683,398	$688,312	$692,782
Commercial	1,513,556	1,411,177	1,310,444	1,257,619	1,239,390
Consumer	322,553	320,687	317,295	304,760	301,121
Auto and Leasing	1,048,617	999,047	933,456	861,158	829,446
Total	$3,557,252	$3,410,044	$3,244,593	$3,111,849	$3,062,739

8

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2018	2018	2018	2017		2017
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4		Q3
Early Delinquency (30 - 89 days past due)
Mortgage		$25,285	$26,132	$29,190	$17,315		$35,273
Commercial		6,871	9,699	8,126	2,620		2,727
Consumer		6,661	7,063	7,478	6,149		7,504
Auto and Leasing		81,828	65,823	61,558	32,159		71,606
Total		$120,645	$108,717	$106,352	$58,243	(a)	$117,110
Early Delinquency Rates (30 - 89 days past due)
Mortgage		3.79%	3.85%	4.28%	2.53%		5.08%
Commercial		0.45%	0.64%	0.60%	0.20%		0.22%
Consumer		1.93%	2.08%	2.23%	1.86%		2.37%
Auto and Leasing		7.54%	6.49%	6.43%	3.64%		8.61%
Total		3.32%	3.07%	3.20%	1.82%	(a)	3.79%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$83,966	$83,707	$89,252	$76,542		$88,936
GNMA's buy-back option program		13,325	14,521	12,515	8,268		12,999
Total mortgage		97,291	98,228	101,767	84,810		101,935
Commercial		25,191	26,269	21,544	18,509		18,149
Consumer		8,530	9,095	9,129	8,028		8,847
Auto and Leasing		93,976	76,924	75,152	36,391		82,437
Total		$224,988	$210,516	$207,592	$147,738	(a)	$211,368
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		12.58%	12.34%	13.08%	11.20%		12.81%
GNMA's buy-back option program		2.00%	2.14%	1.83%	1.21%		1.87%
Total mortgage		14.58%	14.48%	14.91%	12.41%		14.68%
Commercial		1.64%	1.74%	1.60%	1.42%		1.46%
Consumer		2.47%	2.68%	2.73%	2.43%		2.80%
Auto and Leasing		8.66%	7.58%	7.85%	4.12%		9.92%
Total		6.19%	5.95%	6.25%	4.61%	(a)	6.84%
Nonperforming Assets	(14)
Mortgage		$67,236	$67,002	$63,866	$64,085		$59,667
Commercial		42,807	47,451	47,044	35,253		21,701
Consumer		3,116	2,826	2,263	2,572		2,445
Auto and Leasing		12,185	11,141	13,594	4,232		11,811
Total nonperforming loans		125,344	128,420	126,767	106,142		95,624
Foreclosed real estate		10,295	12,186	13,365	14,282		14,677
Other repossessed assets		4,146	5,483	5,082	3,172		3,635
Total nonperforming assets		$139,785	$146,089	$145,214	$123,596		$113,936
Nonperforming Loan Rates
Mortgage		10.08%	9.88%	9.36%	9.37%		8.59%
Commercial		2.78%	3.15%	3.49%	2.70%		1.74%
Consumer		0.90%	0.83%	0.68%	0.78%		0.77%
Auto and Leasing		1.12%	1.10%	1.42%	0.48%		1.42%
Total loans		3.45%	3.63%	3.82%	3.31%		3.10%

(a) After Hurricane Irma and Maria on September 7, 2017 and September 20, 2017, respectively, the Company offered an automatic three-month moratorium for the payment of principal and interest for certain loans. During Q4 2017, the Company received payments on loans in moratorium, causing a decrease in delinquency.

9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended September 30, 2018
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Auto	Total
Non-acquired loans
Balance at beginning of period	$19,323	$31,480	$16,192	$27,223	$94,218
(Recapture) provision for loan and lease losses, net	1,512	4,141	3,836	3,931	13,420
Charge-offs	(1,429)	(3,249)	(4,591)	(9,111)	(18,380)
Recoveries	139	119	278	5,442	5,978
Balance at end of period	$19,545	$32,491	$15,715	$27,485	$95,236
Allowance coverage ratio	2.93%	2.11%	4.55%	2.53%	2.62%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$86	$2,357	$283	$2,726
(Recapture) provision for loan and lease losses, net		(71)	326	(187)	68
Charge-offs		(1)	(638)	(72)	(711)
Recoveries		3	95	169	267
Balance at end of period		$17	$2,140	$193	$2,350

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$14,567	$23,019	$18	$6,572	$44,176
Provision (recapture) for loan and lease losses, net	746	61	-	-	807
Allowance de-recognition	(55)	(824)	-	(229)	(1,108)
Balance at end of period	$15,258	$22,256	$18	$6,343	$43,875

Acquired Eurobank loans:
Balance at beginning of period	$15,170	$9,140	$5	$-	$24,315
Provision (recapture) for loan and lease losses, net	231	75	-	-	306
Allowance de-recognition	(246)	(94)	-	-	(340)
Balance at end of period	$15,155	$9,121	$5	$-	$24,281

Total acquired loans
Balance at beginning of period	$29,737	$32,245	$2,380	$6,855	$71,217
Provision (recapture) for loan and lease losses, net	977	65	326	(187)	1,181
Charge-offs	-	(1)	(638)	(72)	(711)
Recoveries	-	3	95	169	267
Allowance de-recognition	(301)	(918)	-	(229)	(1,448)
Balance at end of period	$30,413	$31,394	$2,163	$6,536	$70,506

10

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended September 30, 2018
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$243,903	$36,747	$5,774	$1,071	$497	$287,992
Accretion	(6,722)	(2,276)	(1,701)	(466)	(88)	(11,253)
Change in expected cash flows	-	500	834	3	25	1,362
Transfers (to) from non-accretable discount	1,456	304	(1,444)	3	(26)	293
Balance at end of period	$238,637	$35,275	$3,463	$611	$408	$278,394

Non-Accretable Discount
Balance at beginning of period	$296,137	$3,218	$7,925	$23,645	$19,332	$350,257
Change in actual and expected cash flows	(1,860)	(291)	(834)	181	13	(2,791)
Transfers from (to) accretable yield	(1,456)	(304)	1,444	(3)	26	(293)
Balance at end of period	$292,821	$2,623	$8,535	$23,823	$19,371	$347,173

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$39,269	$4,585	$1,224	$-	$-	$45,078
Accretion	(1,440)	(1,883)	-	(7)	(155)	(3,485)
Change in expected cash flows	6	2,063	-	(143)	283	2,209
Transfers (to) from non-accretable discount	188	(412)	(525)	150	(128)	(727)
Balance at end of period	$38,023	$4,353	$699	$-	$-	$43,075

Non-Accretable Discount
Balance at beginning of period	$2,638	$-	$981	$-	$200	$3,819
Change in actual and expected cash flows	63	(412)	-	150	(160)	(359)
Transfers from (to) accretable yield	(188)	412	525	(150)	128	727
Balance at end of period	$2,513	$-	$1,506	$-	$168	$4,187

11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2018	2018	2018	2017	2017
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$969,886	$957,819	$946,849	$945,107	$937,630
Less: Intangible assets	(89,767)	(90,097)	(90,426)	(90,756)	(91,124)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$714,249	$701,852	$690,553	$688,481	$680,636

Common stock outstanding at end of period	44,006	43,983	43,968	43,947	43,947
Tangible book value (Non-GAAP)	$16.23	$15.96	$15.71	$15.67	$15.49
Total Assets to Tangible Assets
Total assets	$6,656,674	$6,501,562	$6,247,121	$6,189,053	$6,288,217
Less: Intangible assets	(89,767)	(90,097)	(90,426)	(90,756)	(91,124)
Tangible assets (Non-GAAP)	$6,566,907	$6,411,465	$6,156,695	$6,098,297	$6,197,093
Non-GAAP TCE Ratio
Tangible common equity	$714,249	$701,852	$690,553	$688,481	$680,636
Tangible assets	6,566,907	6,411,465	6,156,695	6,098,297	6,197,093
TCE ratio	10.88%	10.95%	11.22%	11.29%	10.98%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$973,838	$959,777	$952,151	$943,823	$947,404
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$807,968	$793,907	$786,281	$777,953	$781,534
Less: Average intangible assets	(89,933)	(90,272)	(90,624)	(90,951)	(91,331)
Average tangible common equity	$718,035	$703,635	$695,657	$687,002	$690,203

Adjusted Metrics for Hurricanes Irma and Maria - Reconciliation to GAAP Financial Measures
Net income				$17,073	3,319
Plus: Additional loan loss provision from Hurricanes Irma and Maria				5,406	27,000
Less: Income tax effect				(2,108)	(8,038)
Adjusted net income				$20,371	22,281
Less: dividends on preferred stock				(3,465)	(3,465)
Adjusted net income available to common shareholders				$16,906	18,816
Plus: Effect of assumed conversion of the convertible preferred stock				1,838	1,838
				$18,744	20,654
Average common shares outstanding and equivalents				51,104	51,102
Adjusted earnings per common share - diluted				$0.37	0.40

Adjusted net income				$20,371	22,281
Adjusted average assets				$6,193,619	6,048,021
Adjusted return on average assets				1.32%	1.47%

Adjusted net income available to common shareholders				$16,906	18,816
Adjusted average tangible common stockholders' equity				$687,221	690,422
Adjusted return on average tangible common stockholders' equity				9.84%	10.90%

12

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2018	2018	2018	2017	2017
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Regulatory Capital Metrics
Common equity Tier 1 capital		$690,937	$669,922	$652,013	$644,804	$633,401
Tier 1 capital		891,807	870,792	852,883	842,133	830,640
Total risk-based capital	(15)	953,543	931,606	910,828	899,258	885,523
Risk-weighted assets		4,806,348	4,737,529	4,489,130	4,420,667	4,252,605
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	14.38%	14.14%	14.52%	14.59%	14.89%
Tier 1 risk-based capital ratio	(17)	18.55%	18.38%	19.00%	19.05%	19.53%
Total risk-based capital ratio	(18)	19.84%	19.67%	20.29%	20.34%	20.82%
Leverage ratio	(19)	13.93%	13.92%	14.07%	13.92%	14.07%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$969,886	$957,819	$946,849	$945,107	$937,630
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		21,187	15,518	12,274	2,638	(1,371)
Unrealized losses on cash flow hedges, net of income tax		(392)	(256)	(89)	311	529
		824,811	807,211	793,164	782,186	770,918
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(2,256)	(2,457)	(2,657)	(2,287)	(2,466)
Disallowed deferred tax assets, net	(20)	(45,549)	(48,763)	(52,425)	(49,026)	(48,982)
Common equity Tier 1 capital		690,937	669,922	652,013	644,804	633,401
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		-	-	-	(3,541)	(3,631)
Tier 1 capital		891,807	870,792	852,883	842,133	830,640
Plus tier 2 capital: Qualifying allowance for loan and lease losses		61,736	60,814	57,945	57,125	54,883
Total risk-based capital		$953,543	$931,606	$910,828	$899,258	$885,523

13

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans.

(2)	Total banking and financial service revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 80% for 2018 and 2017.
(21)	Pre-provision net revenues is a non-GAAP measure calculated based on net interest income plus total non-interest income, net, less total non-interest expenses for the period.
14